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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

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                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 22, 1999
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                          Doral Financial Corporation
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            (Exact name of registrant as specified in this charter)


          Puerto Rico                      0-17224                       00-0312182
-------------------------------     ---------------------     ---------------------------------
(State or other jurisdiction of     (Commission File No.)     (IRS Employer Identification No.)
incorporation)

1159 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico              00920
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:         (787) 749-7100
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ITEM 5.   OTHER EVENTS

     Doral Financial Corporation (the "Company") entered into new employment agreements with Salomon Levis, the Chairman of the Board and Chief Executive Officer of the Company, as well as with Zoila Levis, its President, Richard F. Bonini, its Senior Executive Vice President and Chief Financial Officer, and Mario S. Levis, its Executive Vice President and Treasurer.

     The new agreements, dated as of December 22, 1999, are for a two year term commencing on January 1, 2000 and ending on December 31, 2001. The existing employment agreements for Salomon Levis, Zoila Levis and Richard F. Bonini expired on December 31, 1999. The employment agreement for Mario S. Levis was scheduled to expire on December 31, 2000.

     The new agreements provide for the same basic annual salary as the prior agreements. As with the prior agreements, the new agreements also provide for annual incentive cash compensation based on a percentage of the Company's net income over a 15% base return on common stockholders' equity. The new agreements, however, place a greater emphasis on stock based compensation versus cash compensation. Accordingly, under the new agreements the maximum cash incentive compensation payable is reduced by approximately 50% (except in the case of Mr. Bonini in which case the reduction is greater) compared to the prior agreements.

     For the four agreements taken together, the maximum cash incentive compensation payable under the agreements is reduced by $3.1 million per year compared to the prior agreements, or by $6.2 million over the two-year term of the agreements broken down as follows:

                            Maximum Annual               Maximum Annual
                            Cash Incentive               Cash Incentive
                             Compensation                 Compensation
                          (Prior Agreement)             (New Agreement)
                          -----------------            -----------------
Salomon Levis                $3.0 million                 $1.5 million
Zoila Levis                  $1.2 million                   $600,000
Richard F. Bonini              $810,000                     $210,000
Mario S. Levis                 $810,000                     $410,000

     The new agreements provide for the grant of stock options under the Company's 1997 Employee Stock Option Plan. In connection with the execution of the new employment agreements, options to acquire the following number of shares were awarded on December 22, 1999:

          Salomon Levis            -         400,000 shares
          Zoila Levis              -         200,000 shares
          Richard F. Bonini        -         180,000 shares
          Mario S. Levis           -         150,000 shares

     The options have an exercise price of $11.25, the closing price of the Common Stock on the date of grant. The options vest over a two year period, with 50% vesting on December 22, 2000 and the remaining 50% vesting on December 22, 2001.

     Copies of the employment agreements are being filed as exhibits to this Current Report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibits

          10.90 Employment Agreement, dated as of December 22, 1999, between the Company and Salomon Levis.

          10.91 Employment Agreement, dated as of December 22, 1999, between the Company and Zoila Levis.

          10.92 Employment Agreement, dated as of December 22, 1999, between the Company and Richard F. Bonini.

          10.93 Employment Agreement, dated as of December 22, 1999, between the Company and Mario S. Levis.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DORAL FINANCIAL CORPORATION

                                        By:       /s/ Richard F. Bonini
                                            ---------------------------------
                                                    Richard F. Bonini
                                             Senior Executive Vice President
                                               and Chief Financial Officer

Date: January 10, 2000



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